[Accumulator Marketing Name]

DATA

PART A -- This part lists your personal data.

Owner: ***[JOHN DOE JR. as beneficiary of JOHN DOE SR's. [Roth] IRA]***
If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.

[If the Owner is the sole spousal beneficiary under the deceased owner's [Roth] IRA then the following designation will appear after the Owner's name:]
["Special Surviving Spouse"]

Annuitant: [JOHN DOE JR.] Age: [60] Sex: [Male]

Deceased Owner of Original [Roth] IRA: [John Doe, Sr.]
Date of Death of Original [Roth] IRA Owner: [xx/xx/xx]

[Contract: Group Annuity Contract No. AC [6725]]
Contract/Certificate Number: [00000]

Endorsements Attached:

[Market Segment Endorsements]

[Inherited Traditional IRA Beneficiary Continuation Option ("BCO") Endorsement]
Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement
Endorsement Applicable to Custodial [Roth] IRA]

[Investment Options Endorsements]

[Endorsement Applicable to Fixed Maturity Options]

[Optional Riders Attached]:

[Guaranteed Minimum Death Benefit Rider – Annual Ratchet to Age 85, or
Guaranteed Minimum Death Benefit Rider – Greater of Roll-Up to Age 85 or Annual Ratchet to Age 85]
[Earnings Enhancement Benefit Rider]

Issue Date: [January 1, 2006]
Contract Date: [January 1, 2006]
Maturity Date: [January 1, 2041]

BCO Distribution Commencement Date: [xx/xx/xx]

Beneficiary: [JANE DOE]